Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED INTERNATIONAL SERIES, INC. (the “Corporation”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement(s) on Form N-14 relating to the proposed reorganization of Federated Prudent Dollar Bear Fund into Federated International Bond Fund (a portfolio of the Corporation), and any amendments to the Registration Statement(s), including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/s/ J. Christopher Donahue		November 16, 2016
J. Christopher Donahue	President and Director
(Principal Executive Officer)

/s/ Lori A. Hensler		November 16, 2016
Lori A. Hensler	Treasurer
(Principal Financial Officer)

/s/ John T. Collins		November 16, 2016
John T. Collins	Director

/s/ John B. Fisher		November 16, 2016
John B. Fisher	Director

/s/ G. Thomas Hough		November 16, 2016
G. Thomas Hough	Director

/s/ Maureen Lally-Green		November 16, 2016
Maureen Lally-Green	Director

/s/ Peter E. Madden		November 16, 2016
Peter E. Madden	Director

/s/ Charles F. Mansfield, Jr.		November 16, 2016
Charles F. Mansfield, Jr.	Director

/s/ Thomas M. O’Neill		November 16, 2016
Thomas M. O’Neill	Director

/s/ P. Jerome Richey		November 16, 2016
P. Jerome Richey	Director

/s/ John S. Walsh		November 16, 2016
John S. Walsh	Director